Exhibit 10.4

Euro Tech (Far East) Limited

(Subscriber)

Wu Zhong Biau, Cheng Chang Jie, Huang Rong Fu

(Management Shareholders)

Zhejiang TianLan Limited

(the Company)

Share Subscription Agreement relating to the Company

This Share Subscription Agreement is made the 29th day of April 2007 between:

1.        Zhejiang TianLan Limited, a company incorporated in the People’s Republic of China and whose registered office is situate at Room 1011, 10th Floor, No.369 Wen San Road, West Lake District, Hangzhou City, Zhejiang Province (hereinafter called ‘the Company’);

2.        Euro Tech (Far East) Limited, a company incorporated in the Hong Kong Special Administration Region and whose registered office is situate at 18th Floor, Gee Chang Hong Centre, 65 Wong Chuk Hang Road, Hong Kong (hereinafter called ‘the Subscriber’); and

3.        The following persons: Wu Zhong Biau, Cheng Chang Jie and Huang Rong Fu (hereinafter called ‘the Management Shareholders’).

Whereas:

(A)     The Company is a company incorporated and registered in the People’s Republic of China, with its registered office at Room 1011, 10th Floor, No.369 Wen San Road, West Lake District, Hangzhou City, Zhejiang Province.  At the date of signing of this Agreement, the registered capital of the Company is RMB20,000,000.00, divided into 20,000,000 shares of nominal value RMB1.00 each.  All of the said shares have been issued and are held by the original Shareholders (including the Management Shareholders).  Details of the Company are set out in Schedule 1 hereto.

(B)     The Company is a corporation in the high technology business, specializing in sulphur and dust removal and treatment of industrial waste gas.

(C)     The Subscriber is a company established in Hong Kong, with its registered office at 18th Floor, Gee Chang Hong Centre, 65 Wong Chuk Hang Road, Hong Kong, and is a company listed on the US NASDAQ.  It specializes in dealing with all kinds of environmental protection products and equipments.

(D)     For further developing the business in Mainland China, the Subscriber and the Company are agreeable that the Subscriber shall, subject to the terms and conditions of this Agreement, invest in the Company through an increase of capital and allotment of new shares.  Each of the Management Shareholders, as an original

Shareholder of the Company, are agreeable to procure the Company to increase its capital and allot new shares to the Subscriber.

1.                      Interpretation

        Unless otherwise specified in this Agreement, the following expressions in this Agreement shall mean the following:

“Financial Statements”

Means the financial statements of the Company and its Subsidiaries made up to the Accounting Date and audited according to the international accounting standards, including balance sheets and profit and loss accounts of those companies;

“Accounting Date”	Means 31 December 2006;
“working day”	Means a day when banks in the PRC are in business;
“Completion”	Means completion of the procedures for Share Subscription in accordance with the provisions of Clause 5;
“Completion Date”

Means the date of Completion, namely the first working day after the completion of all of the remittance of the first instalment of the Subscription Price of RMB30,000,000.00 by the Subscriber, verification of such payment and modification of business registration, but in no event later than 14 working days after the remittance of the first instalment of the Subscription Price of RMB30,000,000.00 by the Subscriber to the account specified by the Company;

“Before Completion”	Means from the date of signing of this Agreement up to the Completion Date;
“Conditions”	Means the conditions set out in Clause 4;
“Director(s)”	Means the director(s) of the Company;
“Hong Kong”	Means the Hong Kong Special Administrative Region;
“Listing”	Means the listing of the Company on the stock market of Hong Kong or such other place as the Shareholders may agree;
“Parties”	Means the signing parties to this Agreement, and “Party” means any one of the Parties;
“PRC”	Means the People’s Republic of China, except Hong Kong;

“RMB”	Means the lawful currency of the PRC;
“Shareholder(s)”	Means the original shareholders of the Company as at the date of this Agreement, and after Completion, the original shareholders and the Subscriber;
“Shares”	Means the registered capital of the Company in the nominal value of RMB1.00 each;
“Share Subscription”	Means the subscription of the New Shares;
“New Shares”	Means the 5,185,186 new shares issued by the Company and subscribed by the Subscriber on the Completion Date;
“Subscription Price”	Means the price for subscribing the New Shares as set out in Clause 3;
“Subsidiaries”	Means those companies in which the Company holds more that 50% of the issues shares, details of which are set out in Schedule 2;
“Warranties”	Means the representations, warranties and covenants provided by the Company and Management Shareholders, as set out in Clause 6 and Schedule 3;
“Foreign Economic and Trade Department”	Means the Foreign Economic and Trade Department of Zhejiang Province;
“Foreign Economic and Trade Bureau”	Means the Foreign Economic and Trade Bureau of Hangzhou City.

In this Agreement (including the Recitals and Schedules), unless the context specifies otherwise:

References to Recitals, Clauses and Schedules are to the recitals, clauses and schedules of this Agreement;

The Recitals and Schedules are an integral part of this Agreement, and have the same force and effect as the contents of this Agreement.

References to laws and regulations include the laws or regulations as may from time to time be modified or reenacted.

Headings are for convenience only, and shall be disregarded when construing this Agreement.

References to the male gender shall include the female and neuter; and references to the singular shall include the plural, and vice versa;

References to any person shall include a natural person, body corporate (wherever established), body unincorporated, partnership and all governmental agencies, or any organization or partnership of any two of the above;

References to this Agreement or any other contract or document shall include this Agreement or other contract or document as may from time to time be revised, modified, renewed or supplemented.

References to any document being “mutually agreed” shall mean a document the contents of which have been approved by all the Parties and confirmed by each Party initialing on that document, and includes any document agreed in writing by each Party as a replacement or modification of the aforesaid document.

The ejusderm generis rule shall not apply to the construction of this Agreement.  Hence, expressions such as “any other”,  “including”, or “in particular” shall not limit the interpretation of the provisions herein.

All warranties, representations, covenants, indemnities, deeds and agreements made by more than one person shall be regarded as having been made by these persons jointly and severally.

2.                      Share Subscription

The Subscriber agrees to subscribe for the New Shares of the Company.  On Completion of the Share Subscription, the Subscriber shall hold 20% of all of the issued capital of the Company.

The Company and Management Shareholders shall ensure and procure that after the increase of capital and allotment of New Shares, the Company shall complete the procedures for registering the capital and change of Shareholders in accordance with the requirements of the laws and regulations.

The Subscriber shall pay for the subscription of the New Shares in full in accordance with the provisions of this Agreement, which shares shall after issuance have the same rights and benefits with the Shares held by the original Shareholders save and except the provisions of Clause 7.4.

3.                      Subscription Price and Manner of Payment

The Subscription Price for each New Share shall be RMB6.75.  The total Subscription Price payable by the Subscriber shall be RMB35,000,000.00.

The Subscription Price shall be paid by the first and final instalments:

The first instalment of RMB30,000,000.00 shall be paid 3 working days after this Agreement and the relevant increase of capital and Share Subscription have been approved by the Foreign Economic and Trade Department, Foreign Economic and Trade Bureau and other relevant departments (if any).

The final instalment of RMB5,000,000.00 shall be a conditional payment, payable on the following conditions:

Net Profit for the financial year of 2007 audited according to international accounting standards	Payment by Subscriber
Lower than net profit for the financial year of 2006 audited according to international accounting standards	The Company shall refund RMB2,000,000.00 to Subscriber and no further payment by Subscriber
Above net profit for the financial year of 2006 audited according to international accounting standards but less than RMB10,000,000.00	No further payment by Subscriber
Above RMB10,000,000.00 but less than RMB10,500,000.00	Subscriber shall pay RMB2,000,000.00
Above RMB10,500,000.00 but less than RMB11,500,000.00	Subscriber shall pay RMB2,600,000.00
Above RMB11,500,000.00 but less than RMB12,500,000.00	Subscriber shall pay RMB3,200,000.00
Above RMB12,500,000.00 but less than RMB13,500,000.00	Subscriber shall pay RMB3,800,000.00
Above RMB13,500,000.00 but less than RMB14,500,000.00	Subscriber shall pay RMB4,400,000.00
Above RMB14,500,000.00	Subscriber shall pay the full amount of the final instalment of RMB5,000,000.00.

4.                      Conditions

Completion of the Share Subscription shall be conditional upon fulfillment of all but not some only of the following conditions:

All consents from the original Shareholders of the Company for Completion of the Share Subscription have been obtained;

All Warranties remain true and accurate at Completion; and there does not exist any misrepresentation and no misrepresentation occurs in any material aspect, whether on Completion or at any time between the date of this Agreement and the Completion Date; and

This Agreement and the relevant increase of capital and Share Subscription have been approved by the relevant departments.

The Subscriber may waive any or all of the above Conditions at any time by written notice to the original Shareholders.

The original Shareholders shall use their best endeavours to fulfil the above Conditions on the date specified by Clause 4.4.

If the above Conditions cannot be fulfilled on or before the Completion Date, unless the Subscriber waive such Conditions in accordance with Clause 4.2, otherwise the Subscriber shall no longer have any obligation to subscribe for the New Shares.  All payments made by the Subscriber, including the first instalment of the Subscription Price mentioned in Clause 3.2.1, shall forthwith be repaid to the Subscriber in full.  This Agreement shall also terminate and be of no further effect, except the provisions of Clause 1 (Interpretation); Clause 4 (Conditions); Clause 12 (Notice); Clause 13 (General); Clause 15 (Governing Law); and all claims for antecedent breach which shall all remain in effect.

The agreement to waive any Condition by written notice from the Subscriber shall not mean or imply that the Subscriber does not rely on the Warranties.  The Subscriber still proceeds with the Share Subscription in reliance on the Warranties.

5.                      Completion

Within 3 working days after receipt of the first instalment of the Subscription Price, the Company shall issue a certificate in writing confirming receipt of the payment and acknowledging that the Subscriber holds 20% of the issued Shares of the Company.

On compliance with Clause 4, procedures for Completion shall take place on the Complete Date at the place of registration of the Company to complete all (but not part only) of the matters prescribed in Clause 5.

On Completion, the original Shareholders of the Company shall procure that:

the Subscriber shall be allotted 5,185,186 New Shares issued by the Company, which shall be 20% of the total issued capital of 25,925,926 Shares.

New Shares shall be issued and allotted to the Subscriber;

The Subscriber shall be supplied with certified copies of (i) the resolutions of the original Shareholders and Directors of the Company approving and authorizing the increase of capital and issuance of New Shares; and (ii) information relating to the change of Shareholders from the Industry and Commerce Bureau; and that in accordance with Clause 7.2, a person nominated by the Subscriber shall be appointed as a non-executive Director of the Company; such Director shall not participate in the day-to-day management of the Company.

On Completion, the Subscriber shall deliver to the Company:

Documents applying for the Share Subscription;

A certified copy of the resolution of the board of directors of the Subscriber approving and authorizing this investment and the subscription of the New Shares.

6.                      Warranties

In this Clause 6, unless the context otherwise requires, all Warranties provided in respect of the Company shall be deemed to be repeated, and modified where necessary as to details, in relation to each of the Subsidiaries of the Company.

The Management Shareholders warrant with the Subscriber that the Financial Statements provided by them to the Subscriber are true and complete. (A copy of the Financial Statements is annexed hereto as Schedule 4).

The Company and Management Shareholders warrant that they each have obtained all necessary approval and authorization for the signing of this Agreement; and that once signed, this Agreement will constitute legal, valid, binding and enforceable obligations on their part.

The Company and Management Shareholders covenant to not directly or indirectly engage or be interested in any way in any business or activity that competes or may compete with the Company’s business.

The Management Shareholders warrant with the Subscriber that the all the representations, Warranties and covenants set out in Schedule 3 are true and accurate at all times.  If any Management Shareholder discovers or becomes aware of any circumstances or matter that may reasonably cause any of the Warranties to become untrue or misrepresented or breached, he shall notify the Subscriber immediately.

If any of the Warranties is found to be untrue or misrepresented in any aspect at any time, or if any Management Shareholder breaches any of the Warranties, the Company and/or the defaulting Management Shareholder shall indemnify the Subscriber from and against all losses that it may suffer.  The said indemnity shall not prejudice any other right or remedy that the Subscriber may have according to this Agreement or the law.

7.                      Obligations Before and After Completion

Before Completion, the Management Shareholders shall carry on the normal operations of the Company and Subsidiaries, and shall consult the Subscriber and not without obtaining the prior written consent of the Subscriber carry out any dealings beyond the normal course of business of the Company.

The Subscriber agrees that Beijing International Trust and Investment Limited may at the same price subscribe for 740,740 new Shares of the Company at the total price of RMB5,000,000.00, which shall be 2.875% of the issued capital of the Company.  Provided that such subscription shall not reduce the Subscriber’s shareholding in the Company to less than 20%.  Save and except the subscription of Shares in accordance with the aforesaid conditions by Beijing International Trust and Investment Limited, no other person may become a Shareholder in any other manner.

Unless pursuant to the provisions of this Agreement, the following matters shall require the prior written consent of the Subscriber:

(A)                   allowing any other person to become a member of the Company or Subsidiaries, whether through subscription or transfer;

(B)                     selling, pledging or dealing with any undertakings or assets of the Company (sale of stock, borrowing or pledging with bank in the normal course of business excepted);

(C)                     distributing or declaring dividend out of any distributable profits after the Accounting Date;

(D)                    altering the Company’s constitution;

(E)                      providing any warranty, surety, promise or other guarantee for any other person;

(F)                      carrying out any transaction or dealing which has a material effect on the financial status or outlook of the Company or Subsidiaries;

(G)                     appointing Director(s);

(H)                    dismissing Director or managerial personnel of the Company or Subsidiaries, or revising their remuneration or employment conditions; or

(I)                         winding up the Company or Subsidiaries voluntarily.

After Completion, the Subscriber shall have the right to appoint a non-executive Director, who shall not participate in the day-to-day management of the Company.  The Company shall be notified in writing of the person nominated on the signing of this Agreement, in order that the appointment may be made when completing the procedures for Completion set out in Clause 5.

After Completion, if the Company will increase its capital or take in new shareholder after the financial year of 2007 until Listing, save and except Beijing International Trust and Investment Limited mentioned in Clause 7.1.1 above, the Subscriber shall have the absolute first right to increase its Shares at the same price so to maintain its 20% shareholding in the Company.

After Completion, a sum of RMB5,000,000.00 out of the distributable profits of the Company accrued before the financial year of 2007 shall be distributed to the Subscriber in accordance with the following conditions, with the remaining balance to be shared between the Subscriber and original Shareholders equally.

Net Profit for the financial year of 2007 audited according to international accounting standards	Distribution of Profits
Less than RMB10,000,000.00	No distribution for Subscriber
Above RMB10,000,000.00 but less than RMB10,500,000.00	Subscriber shall have RMB166,700.00
Above RMB10,500,000.00 but less than RMB11,500,000.00	Subscriber shall have RMB333,400.00
Above RMB11,500,000.00 but less than RMB12,500,000.00	Subscriber shall have RMB500,100.00
Above RMB12,500,000.00 but less than RMB13,500,000.00	Subscriber shall have RMB666,800.00
Above RMB13,500,000.00 but less than RMB14,500,000.00	Subscriber shall have RMB833,500.00
Above RMB14,500,000.00	Subscriber shall have RMB1,000,000.00.

After Completion and in the course of the normal development of the Company’s business, the Subscriber covenants that if the ability of the Subscriber itself and all the circumstances permit, the Subscriber will undertake the obligation of guaranteeing loans of not more than RMB20,000,000.00 for the Company.

8.                      Listing

It shall be the objective of all Parties to procure the Listing of the Company.  All Parties shall use their best endeavours to procure the Listing plan of the Company.

9.                      Confidentiality and Announcement

Unless with the prior written consent of all Parties, the terms and conditions of this Agreement, the Share Subscription and all related matters shall not be disclosed to any third party, including the public or the media (Chinese or English), save and except announcement or disclosure by the original Shareholders or the Subscriber as required by law or regulating authority.

All information relating to the other Parties that any Party may obtain in the course of negotiation of this Agreement and the Share Subscription shall be kept confidential.  All Parties shall be obliged to ensure that there will not be any disclosure, and unless with the prior written consent of the other Party, there shall not be any disclosure to any third party, except as required by law or regulating authority.

10.               Costs

Each Party shall bear its own costs and expenses, including legal costs, for the preparation, signing, completion and execution of this Agreement.

11.               Notices

All notices issued pursuant to this Agreement shall be in writing and in Chinese, and be served by hand delivery, prepaid post (by airmail if address is overseas) or facsimile.  A notice must state the name of the recipient and be sent according to the following address or facsimile number, or such other address or facsimile number as a Party may from time to time notify the others.

A notice shall be sent to the Parties as follows:

(a)	To the Management Shareholders:

	Address:	Room 1011, 10th Floor, No.369 Wen San Road,West Lake District,Hangzhou City,
Zhejiang Province
	Facsimile:	0571-5677 7102
	Recipient:	Mr. Wu Jung Biau

(b)	To the Subscriber:

	Address:	18th Floor, Gee Chang Hong Centre, 65 Wong Chuk Hang Road, Hong Kong
	Facsimile:	00852-2873 3826
	Recipient:	Mr. Leung Tak Chung

(c)	To the Company:

	Address:	Room 1011, 10th Floor, No.369 Wen San Road, West Lake District, Hangzhou City,
Zhejiang Province
	Facsimile:	0571-5677 7102
	Recipient:	Mr. Cheng Bin

A notice shall be deemed to be served in the following circumstances:

(a)                  on delivery if by hand delivery;

(b)                 5 working days if by post; and

(c)                  on transmission with correct answerback if by facsimile.

12.               General

12.1    Further Assurance:   All Parties agree to carry out (or procure to be carried out) all further steps or actions, and to execute and deliver (or procure to be executed and delivered) all further documents as may reasonably be required or ought to be carried out and/or executed by or in law or for fully and effectually completing the transactions contemplated by the terms of this Agreement.

12.2    Cumulative Remedies:   All rights, powers and remedies of any Party under this Agreement are cumulative and not mutually exclusive, and shall not prejudice any right, power or remedy not expressed herein but available in law.  All such rights, powers and remedies may be exercised without limit as and when necessary.

12.3    Waiver:   The waiver, indulgence or delay in exercising of any right or remedy prescribed by law or this Agreement by any Party shall not be deemed a waiver of any other right or remedy.  Any such waiver or delay shall not constitute any waiver or modification of any other right or remedy.  Any single or partial exercise of any right or remedy shall not prevent any other or further exercise, or prevent the exercise of any other right or remedy.

12.4    Severance:  If any provision of this Agreement or part thereof shall be adjudged void or unenforceable, such provision or part thereof shall be deemed to have been severed from this Agreement, and shall not prejudice or render the remaining provisions or remaining part of the relevant provision void or unenforceable.  All Parties shall use their best endeavours to replace the void or unenforceable provision with a valid and enforceable provision with the nearest possible effect to the void or unenforceable provision.

12.5    Modification:  Any modification to this Agreement shall not be regarded as valid or part of this Agreement unless in writing and signed by all Parties.  “Modification” shall include any form of change, supplement, deletion or replacement.

12.6    Assignment:  This Agreement shall be equally binding on all Parties hereto.  Any Party may not, without the prior written consent of the other Parties, assign in any way, pledge or deal with its rights and/or obligations under this Agreement in any other way.  This Agreement is not assignable.

12.7    Relationship:  The Parties to this Agreement are independent contractors.  Any Party is not and may not hold out as the agent or partner of any of the other Parties, and no Party shall have the right to bind or cause any legal liability for any other Party.

12.8    Time:  Time shall be of the essence of this Agreement.

12.9    Survival:  Notwithstanding the completion of the transactions contemplated by this Agreement, if any provision shall continue to be performed after Completion, such provision shall remain in full force and effect.

13.               Constitution

Subject to compliance with the relevant laws of the PRC, all Parties shall cooperate to amend the Constitution of the Company to provide for and to give force and effect to the conditions of this Agreement.

14.               Law and Jurisdiction

This Agreement and the Schedules shall be governed by the laws of the PRC.

The Parties agree that the courts of the place of registration of the Company shall have jurisdiction over any question, dispute, lawsuit or legal proceedings caused by or arising out of this Agreement.

15.               Termination of Agreement

If this Agreement and the relevant capital increase and Share Subscription are not approved by the Foreign Economic and Trade Bureau, Foreign Economic and Trade Department and other relevant departments (if any) for reasons beyond the scope of abilities of the Company and/or the Management Shareholders, this Agreement and the relevant capital increase and Share Subscription shall terminate immediately on the date of non-approval.

Schedule 1

Details of the Company

1.	Name	:	Zhejiang TianLan Limited

2.	Date of Incorporation	:	18 May 2000

3.	Place and Type of Company	:	Limited Liability Company registered in the PRC

4.	Registration No.	:	3301082100589

5.	Registered Office	:	Room 1011, 10th Floor, No.369 Wen San Road, West Lake District, Hangzhou City, Zhejiang Province

6.	Registered Capital	:	RMB20,000,000.00, divided into 20,000,000 ordinary shares of RMB1.00 each

7.	Issued Capital	:

Registered Shareholder	Amount of Capital (in Ten Thousand)	Ratio of Shareholding
Wu Zhong Biau	958.6	47.93%
Wang De Ming	377.8	18.89%
Chen Re Hui	196.2	9.81%
Cheng Chang Jie	102	5.1%
Wang Zhi Neng	216	10.8%
Wang Yi	20	1%
Chi Wei Hua	113.4	5.67%
Huang Rong Fu	16	0.8%
Total	2,000	100%

8.          Members of the Board of Directors   :

Name	Position	Identity Card No.
Wu Zhong Biau	Managing Director	330106660124043
Wang De Ming	Deputy Managing Director	330106196310280456
Cheng Chang Jie	Director	330106651108053
Wang Zhi Neng	Director	331002198207110618

9.          Secretary to the Board   :       Qin Bin (Identity Card No. 340103196609293019)

Schedule 2

Details of the Subsidiaries

I. Hangzhou TianLan Environmental Equipment Limited

1.	Name	:	Hangzhou TianLan Environmental Equipment Limited

2.	Date of Incorporation	:	1 April 2003

3.	Place and Type of Company	:	Limited Liability Company registered in the PRC

4.	Registration No.	:	3301812210624

5.	Registered Office	:	Shu Shang Wang Village, Jin Hua Town, Shiau Shan District, Hangzhou City, Zhejiang Province

6.	Registered Capital	:	RMB500,000.00

7.	Issued Capital	:

Registered Shareholder	Amount of Capital (in Ten Thousand)	Ratio of Shareholding
Zhejiang TianLan Limited	25.5	51%
Shu Keng Zhong	24.5	49%
Total	50	100%

8.        Members of the Board of Directors   :

Name	Position	Identity Card No.
Cheng Chang Jie	Managing Director	330106651108053
Wu Zhong Biau	Director	330106660124043
Shu Keng Zhong	Director

II. Hangzhou TianLan Works Limited

1.	Name	:	Hangzhou TianLan Works Limited

2.	Date of Incorporation	:	5 July 2005

3.	Place and Type of Company	:	Limited Liability Company registered in the PRC

4.	Registered No.	:	3301001007053

5.	Registered Office	:	Room 1013, 10th Floor, No.369 Wen San Road, West Lake District, Hangzhou City, Zhejiang Province

6.	Registered Capital	:	RMB1,000,000.00.00

7.	Issued Capital	:

Registered Shareholder	Amount of Capital (in Ten Thousand)	Ratio of Shareholding
Zhejiang TianLan Limited	90	90%
Cheng Chang Jie	10	10%
Total	100	100%

8.        Members of the Board of Directors   :

Name	Position	Identity Card No.
Wu Zhong Biau	Managing Director	330106660124043
Wang Kai Nan	Director
Cheng Chang Jie	Director	330106651108053

Schedule 3

The Company and the Management Shareholders jointly and severally represent to, warrant and covenant with the Subscriber as follows:

1.	About the Company and Subsidiaries

1.1	All details of the Company and the Subsidiaries set out in Schedules 1 and 2 are completely true and correct.

1.2	The Company and the Subsidiaries are all duly registered and incorporated in the PRC according to law, are limited liability companies valid and subsisting, and are independent legal entities.

1.3

The Company and the Subsidiaries have at all times fully observe and comply with all laws and regulations applicable to them and their business. All documents, records or fees required by law have been filed and paid at the times and in accordance with the regulations prescribed by law. All consents, permits, certificates etc. necessary for their operation have been timely obtained in accordance with the requirements of law, and are kept valid.

2.	Financial Status

2.1

All books and financial records have been prepared and kept according to proper operating methods and accounting standards; and accurately record all operating activities of the Company and the Subsidiaries.

2.2	The Financial Statements:

	(I)	correctly reflect the true financial and operating status of the Company and the Subsidiaries as at the Accounting Date, and the results of the relevant period;

	(II)	include the true and complete picture of all liabilities and capital commitments undertaken by the Company and the Subsidiaries as at the Accounting Date.

2.3	All assets of the Company and the Subsidiaries have been truly and completely shown in the Financial Statements.

2.4	Since the Accounting Date:

	(I)	the Company and the Subsidiaries have been operating in the normal course of business, and their operation has not been suspended or altered;

(II)

there is no material change to the trading condition or customer relation of the Company and the Subsidiaries as compared to the position disclosed by the Financial Statements; nor is there any material change to their financial conditions, financial status, outlook, asset or obligations; nor has any loss or damage to their operation or assets occurred.

3.	Shares

3.1

Except as disclosed, there does not exist any agreement or arrangement for the issuance of any share option, or the right to any third party to subscribe for ordinary or preference shares of the Company, or any encumbrance that may affect the New Shares.

4.	Competition

4.1

The Company and the Management Shareholders covenant not to directly or indirectly engage or be interested in any way in any business or activity that competes or may compete with the Company’s business.

5.	Major Contracts

5.1	At the date of this Agreement or the Completion Date, there does not exist any contract that is outside of the normal course of business, or which contains unusual or onerous terms.

5.2	There does not exist any circumstances or event that may cause the major contracts of the Company to be terminated, cancelled or not enforced.

6.	Litigation

6.1

The Company or the Subsidiaries is not involved in any litigation, arbitration, administrative or criminal legal proceedings (whether as the plaintiff, defendant or third party). There does not exist any litigation or legal proceedings involving the Company or the Subsidiaries that are not yet concluded; or any circumstances or event that will cause or result in any dispute, litigation or legal proceedings for the Company or the Subsidiaries.

7.	Tax

7.1	The tax registrations of the Company and the Subsidiaries are in compliance with all applicable laws and regulations.

7.2

At all times, the Company and the Subsidiaries have reported and paid all taxes timely and in accordance with law. There does not exist any circumstances or activities of tax theft, non-payment of tax or tax avoidance.

8.	Intellectual Property

8.1

The intellectual property of the Company or the Subsidiaries, including patent inventions, technical know-how, trade marks and copyrights etc., and whether registered or being registered or not yet registered, are all owned by the Company or the Subsidiaries; are legally valid and effective, and not obtained by the licence of any third party. The patent inventions, technical know-how, trade marks and copyrights etc. owned by the Company or the Subsidiaries may not be assigned or used by any third party without payment.

9.	Properties and Assets

9.1	Except as disclosed in the Financial Statements, the Company does not own any other property or asset.

9.2

All properties and assets of the Company are the sole and absolute property of the Company. The Company has obtained all relevant certificates of ownership and all other necessary documents and proofs in accordance with law. Except as disclosed, there does not exist any other charges or encumbrances.

9.3	All taxes and fees payable in respect of the properties and assets of the Company have been fully paid in time in accordance with law.

9.4

All relevant leases for properties leased by the Company are valid and subsisting. There does not exist any circumstances that will cause such contracts to be terminated, cancelled or not enforced. There does not exist any dispute, non-payment or other unfulfilled liabilities between the Company and the owners of the relevant properties.

N:YF:Eurotech: TianLan-Share Subscription Agt Eng translation (180507)